Exhibit 10.9

English Translation

Execution Copy

Dated: September 30, 2010

Kuang Yixun, Hu Zhenning

And

VODone Limited

Equity Pledge Agreement

Equity Pledge Agreement

THIS EQUITY PLEDGE AGREEMENT (“this Agreement”) is made and entered into on September 30, 2010 by and between:

1.              Kuang Yixun, PRC identity card number             , having its address at             , Shenzhen City, Guangdong Province, P.R. China; Hu Zhenning, PRC identity card number             , having its address at             , Shenzhen City, Guangdong Province, P.R. China (hereinafter referred to as “Party A”); and

2.              VODone Limited, a company limited duly registered in Bermuda and listed on the Stock Exchange of Hong Kong Limited (“SEHK”) (stock code: 00082), with its principal place of business at Room 3006, 30F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong ( “Party B”);

(In this Agreement, Party A and Party B are hereinafter referred to as “Party A and Party B” or the “Parties” and individually referred to as a “Party”.)

WHEREAS,

1.              Party A, Bright Way and OWX Hong Kong Limited (“OWX HK”) have entered into the Asset Purchase Agreement on September 30, 2010.

2.              Party A, Party B and OWX HK will enter into the Shareholders’ Agreement relating to OWX Hong Kong Limited on the Closing Date.

3.              Pursuant to the Asset Purchase Agreement, Bright Way agrees to transfer all its assets, personnel and business to OWX HK on the conditions therein; pursuant to the Shareholders’ Agreement relating to OWX Hong Kong Limited, Party B will issue its 28,694,372 Consideration Shares to Party A as part of the consideration for the asset purchase and OWX HK will issue 60 shares to Party A, which is equivalent to 30% of equity in OWX HK.

4.              Party A plans to pledge the Pledged Shares to VODone as the equity pledge guarantee for the performance by Party A of its obligations under the Asset Purchase Agreement and the Shareholders’ Agreement relating to OWX Hong Kong Limited.

NOW, THEREFORE, in considering the foregoing premises and the mutual covenants contained herein, the Parties hereby agree below:

1. Definitions

Whenever used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“This Agreement” shall mean the main body of this Agreement and its annexes;

“Bright Way” shall mean Bright Way Technology (Hong Kong) Limited;

“Pledged Shares” shall mean the 28,694,372 shares held by Party A in Party B as well as the 30% of shares held by Party A in OWX HK;

“Execution Date” shall mean the date of the formal execution of this Agreement stated herein;

“Master Contracts” shall mean (1) Asset Purchase Agreement dated September 30, 2010; (2) Tax and Other Indemnity Agreement dated September 30, 2010; and (3) Shareholders’ Agreement relating to OWX Hong Kong Limited to be entered into as of the Closing;

“Hong Kong” shall mean the Hong Kong Special Administrative Region; and

“OWX HK” shall mean OWX Hong Kong Limited.

2. Pledge

2.1                   Party A agrees to, within the Pledge Period, pledge the Pledged Shares to Party B and provide equity pledge guarantee in respect of the obligations that shall be performed by Bright Way and Party A under the Master Contracts.

2.2                   Within the Pledge Period, without Party B’s written consent, Party A shall not in any way (including sale, transfer, exchange, direct or indirect retention of ownership interest or disposal or granting of any call option or option to purchase or any other right or interest or otherwise) dispose of all or part of the Pledged Shares held by it.

2.3                   Each of the Parties to this Agreement acknowledges and agrees that within the Pledge Period, without Party B’s written consent, Party A, based on the exercise of its shareholder rights, guarantee that Bright Way will not make any form of profit distribution, amendments to articles of association, increase or decrease of its registered capital, material assets/ changes in business (with an amount exceeding RMB100,000), significant indebtedness (other than all the debts occurring in the ordinary course of business) or outside guarantee (with an amount exceeding RMB100,000).

2.4                   Each of the Parties acknowledges and agrees that within the Pledge Period, Party B is entitled to, at any time, demand Party A, based on the exercise of Party A’s shareholder rights or in their capacity as directors, obtain the articles of association and financial statements of Bright Way as well as other related company documents requested by Party B.

2.5                   As from the effective date of this Agreement, Party A shall continue to observe and perform all the obligations relating to the Pledged Shares as well as all the obligations specified in laws, regulations and Bright Way’s organizational documents and to perform the caution and honesty obligations on shareholders.

Party B shall neither bear any obligation or legal liability in respect of the Pledged Shares nor perform Party A’s obligations in respect of the Pledged Shares. Without prejudice to Party B’s rights hereunder, Party B shall not bear any obligation or legal liability towards others in respect of the Pledged Shares.

2.6                   Both Parties agree that if Party A transfers all or part of the shares held by it to a third person approved by Party B in conformity with laws, regulations and this Agreement, Party A shall cause such third person to fully bear all the obligations of Party A hereunder and enter into a relevant supplementary agreement in respect of this Agreement.

2.7                   If any Party (other than Party B and OWX HK) fails to perform the obligations under the Master Contracts, Party B shall have the right to dispose of all the Pledged Shares hereunder pursuant to relevant laws and regulations and to exercise or take all the other rights or actions permitted by laws to realize any of its rights hereunder.

3. Scope of Pledge Guarantee

3.1                   The scope of pledge guarantee covers the obligations of the Parties (excluding Party B and OWX HK) under the Master Contracts.

3.2                   The scope of pledge guarantee covers the losses caused to the other Party arising as a result of the breach by the Parties (except Party B and OWX HK) of the obligations under the Master Contracts as well as the penalty, indemnity, expenses of realization of claims and all other payable expenses incurred in connection with the performance of the said obligations.

4. Warranties, Representations and Undertakings by both Parties

4.1                   Warranties, representations and undertakings by Party A

4.1.1                     Party A is the natural person within the PRC territory and has the legal capacity as the pledgor of the Pledged Shares. Party A has the right to execute this Agreement, perform the terms and provisions herein and complete the pledge hereunder.

4.1.2                     Party A lawfully holds the Pledged Shares (including 17.7% of shares in OWX HK and 16,929,679 shares in Party B held by Mr. Kuang Yixun and 12.3% of shares in OWX HK and 11,764,693 shares in Party B held by Mr. Hu Zhenning) and has the independent interest and right of disposition in respect of the Pledged Shares. The Pledged Shares are free and clear of any pledge, any contingent liability or other potential liability or any dispute, arbitration and lawsuit in respect of the Pledged Shares and not subject to any other right of refusal or other similar right.

4.1.3                     Party A has provided Party B with the true, comprehensive and accurate financial, asset and contingent liability information and other necessary account data and legal documents regarding Bright Way.

4.1.4                     Party A warrants that it has not entered into any contract or agreement inconsistent with the contents of this Agreement and will not assign the rights and obligations hereunder to any third party without Party B’s consent.

4.1.5                     Party A undertakes that it will do and execute all such further actions, acts, things and documents as may be necessary to perform the terms herein so that the purposes contemplated hereby can be fully consummated.

4.1.6                     Party A undertakes to ensure that the transferee of the Pledged Shares will succeed its rights and obligations herein, and the transferee of the Pledged Shares will sign the Equity Pledge Agreement with Party B pursuant to the conditions herein and timely handle the registration and filing procedures in respect of the Pledged Shares.

4.1.7                     Party A shall be jointly and severally held liable for all the obligations and responsibilities hereunder.

4.2                   Warranties, representations and undertakings by Party B

4.1.1                     Party B is a company lawfully incorporated and validly exists. Party B has obtained all necessary authorizations in respect of the execution and performance under this Agreement so as to ensure that it has the right to execute this Agreement, perform the terms and provisions herein and complete the pledge hereunder.

4.2.2                     Party B has the right to exercise the pledgee’s rights in respect of the Pledged Shares in accordance with the Hong Kong Laws.

4.2.3                     No warranty, representations and undertakings made by Party B hereunder, contains any untrue statements of material facts or omission of such material facts that cause such warranty, representations or undertakings substantially misleading.

4.2.4                     Party B undertakes that it will do and execute all such further actions, acts, matters and documents as may be necessary to perform the terms contained herein so that the purposes contemplated hereby can be fully consummated.

5. Costs

5.1                   The Parties shall bear their respective taxes and other costs and expense resulted from or incurred in connection with the negotiation and drafting of this Agreement and the consummation of all the matters contemplated hereby, unless otherwise agreed by each of the Parties.

6. Confidentiality

6.1                   Each of the Parties shall keep in strict confidence the negotiation and execution of this Agreement, the terms of this Agreement as well as any information,

document, data, etc regarding the other Party known by it during the performance of this Agreement (collectively referred to as “Confidential Information”). Unless mandatorily stipulated by laws, regulations or relevant government department, neither Party shall, by means of action or omission, permit any third party without duty of confidentiality other than the Parties and any person given access thereto on need to know basis to know or use any such confidential information, or use any such confidential information for any purpose other than performing the obligations hereunder.

6.2                   The foregoing confidentiality obligations of each of the Parties hereto shall continue and shall continue to survive upon the termination of this Agreement.

7. Liability for Breach of Agreement

7.1                   Following execution of this Agreement, if Party A has been in breach or fails to perform, in whole or in part, the terms contained herein, or violates any warranty, representations or undertakings contained herein, a default shall be constituted. Party B may allow Party A to remedy such breach within a reasonable period of time. If Party A fails to take any remedial actions within that reasonable period, Party B shall have the right to demand Party A to be fully held liable for all the liabilities resulted from its breach and indemnity Party B for all the economic losses caused to Party B, including, the legal fees, litigation costs or arbitration costs resulted from the litigation or arbitration proceedings in connection with such breach,, and Party A shall respond to the litigation and attend the proceedings heard before the court. The total economic losses that may be caused to Party B by virtue of the breach of this Agreement shall not exceed the losses that are contemplated by or shall be contemplated by Party A at the execution of this Agreement.

8. Effectiveness

8.1                   This Agreement shall become effective as of the date when it is signed and sealed by the Parties.

9. Applicable Law and Dispute Resolution

9.1                   The effectiveness, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of Hong Kong.

9.2                  Any dispute arising from or out of or in connection with this Agreement shall be resolved by each of the Parties through negotiations with good faith. If no resolution can be reached after the negotiations, any Party may refer relevant dispute to the Hong Kong International Arbitration Center (“HKIAC”) for arbitration in Beijing pursuant to the HKIAC’s arbitration rules then in effect. The arbitral award shall be final and binding upon each of the Parties.

9.3                   During the period of dispute resolution, each of the Parties shall continue to perform all other provisions contained herein except for the matters in dispute.

10. Modification, Cancellation and Termination

10.1            No modification hereto shall be effective except by a written instrument duly executed by the Parties after negotiations. This Agreement shall remain in force if the Parties cannot agree upon such modification.

10.2            This Agreement shall be terminated under any of the following circumstances:

10.2.1              Each of the Parties terminates this Agreement in writing upon expiry of the pledge period;

10.2.2              Each of the Parties terminates this Agreement in writing prior to expiry of the pledge period;

10.2.3              Party A transfers the Pledged Shares to Party B or any other party designated by Party B.

10.3            This Agreement shall not be affected due to any modification, amendment or supplement to the Master contracts.

11. General Terms and Conditions

11.1            As of the date hereof, all the representations, warranties and undertakings made by any Party to the other Party are comprehensive and true, and the other Party has relied on such representations and warranties in entering into this Agreement and regards the same as the precondition for the execution of this Agreement. Following effectiveness of this Agreement, if any Party finds that any circumstance is inconsistent with the representations and warranties made by it to the other Party, such Party shall promptly disclose to the other Party such circumstance. Each Party shall indemnify the other Party against all the losses, costs, expenses or other liabilities incurred by the other Party arising as a result of its breach of the representations and warranties herein.

11.2            All representations, warranties and undertakings made by each Party hereunder shall be separate and independent and shall not be limited by any term herein, unless specifically provided for herein.

11.3            If any term or other provision herein is held invalid, illegal or unenforceable under the Hong Kong laws, all the other terms and provisions herein shall remain in full force and effect. When any term or other provision is held invalid, illegal or unenforceable, the Parties shall negotiate in good faith to amend this Agreement in an acceptable manner that comes closest to the original intention of the Parties.

11.4           This Agreement constitutes the entire agreement among the Parties with respect to the matter hereof and together with all the annexes hereto, contains all the intentions of the Parties hereto. This Agreement supersedes any and all prior intentions, expressions, understandings and agreements, whether oral or written, among the Parties in respect of the transaction contemplated hereby.

11.5            Except as otherwise provided for by laws, no failure or delay by any Party in exercising any right herein shall operate as a waiver thereof, nor will any single or partial exercise thereof shall preclude the exercise of any other right, power or privilege.

11.6            The headings herein contained are for convenience of reference only and shall not affect the meaning or interpretation of the contents of this Agreement.

11.7            Unless otherwise indicated herein, references to articles, clauses and annexes are to the articles and clauses of and annexes to this Agreement.

11.8            Any notice and other communications required to be given or made hereunder shall be delivered by personal delivery, commercial courier service, registered mail or fax to the receiving party’s address below. Such notice shall be deemed duly received: if delivered by personal delivery, commercial courier service or registered letter, on the date when the notice is served or rejected at the intended address;

11.8.1              If transmitted by fax, on the date of successful transmission (with transmission confirmation automatically generated by the system).

11.8.2              For the purpose of notice, the mailing addresses and contact details of the Parties are as follows:

To Party A:

Kuang Yixun

Attn.: Kuang Yixun

Address:         , Shenzhen

Tel.: (86) 0755-83433258

Hu Zhenning

Attn.: Hu Zhenning

Address:         , Shenzhen

Tel.: (86) 0755-83435832

To Party B:

VODone Limited

Attn.: Xian Handi

Address: Room 3006, 30F, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong

Tel.: (852) 2869 8966

11.9            The Parties may enter into a supplementary agreement in respect of the pledge herein and the matters related thereto, which shall have the same legal effect as this Agreement.

11.10 All the annexes hereto form an integral part of this Agreement and have the same legal effect as this Agreement.

Party A:

Kuang Yixun		Hu Zhenning

Signature:	/s/ Kuang Yixun	Signature:	/s/ Hu Zhenning

Party B:

VODone Limited		[affixed with common seal]

Director:	/s/ Sin Hendrick